Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for the Three Months Ended June 30, 2025

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Jennifer Church Andrea Raphael	404-724-4299 404-439-3428 212-323-4202

Invesco Announces Second Quarter Diluted EPS of $(0.03); Adjusted Diluted EPS(1) of $0.36
Preferred stock repurchase related costs negatively impacted Second Quarter Diluted EPS by $0.35

Atlanta, July 22, 2025 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2025.
•$15.6 billion of net long-term inflows for the quarter, primarily driven by ETFs and Index, China JV & India, Fundamental Fixed Income, and Multi-Asset/Other
•Ending AUM grew to a record high of $2.0 trillion; an increase of 8.5% from the prior quarter
•14.1% operating margin in Q2 2025; 31.2% adjusted operating margin(1)
•Repurchased 1.7 million common shares for $25 million during the quarter
•Previously announced repurchase of $1.0 billion of the company's outstanding Series A Preferred Stock held by MassMutual was completed on May 16, 2025

Update from Andrew Schlossberg, President and CEO

“Our global scale and breadth of products were integral to sustaining long-term organic growth even during the turbulent first month of the quarter. During the quarter, we generated $16 billion in net long-term inflows, a 5% annualized growth rate, and reached a record $2 trillion in assets under management. Long-term assets under management grew 16% over last year, driving revenue growth, while expenses remained well controlled, resulting in positive operating leverage and operating margin improvement compared to the same quarter last year. Strengthening our balance sheet and returning capital to shareholders is a top priority for Invesco. During the quarter, we continued to repurchase common shares and repurchased $1 billion of our preferred stock held by MassMutual. We are executing well against our strategic priorities, pursuing greater efficiencies and continuing to innovate across our platform while delivering profitable growth."

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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Net Flows:
Net long-term inflows were $15.6 billion for the second quarter of 2025 as compared to $17.6 billion in the first quarter.

Retail and Institutional net long-term inflows were $9.1 billion and $6.5 billion, respectively. Net long-term flows by investment capability include net long-term inflows from ETFs and Index of $12.6 billion, China JV & India of $5.6 billion, Fundamental Fixed Income of $2.8 billion, and Multi-Asset/Other of $0.5 billion, partially offset by net long-term outflows from Fundamental Equities of $3.6 billion and Private Markets of $2.3 billion. On a geographic basis, the Asia Pacific and EMEA regions achieved net long-term inflows of $9.8 billion and $6.6 billion, respectively, and the Americas region experienced net long-term outflows of $0.8 billion.

Net market gains and foreign exchange rate movements increased AUM in the second quarter by $126.4 billion and $14.0 billion, respectively. We had inflows of $2.8 billion from non-management fee earning products and outflows of $3.2 billion from money market funds during the quarter. Ending AUM increased 8.5% and average AUM increased 0.9% during the second quarter.

Summary of net flows (in billions)	Q2-25	Q1-25	Q2-24
Active	$3.8	$1.5	$2.3
Passive	11.8	16.1	14.4
Net long-term flows	15.6	17.6	16.7
Non-management fee earning AUM	2.8	5.0	6.6
Money market	(3.2)	10.0	4.9
Total net flows	$15.2	$32.6	$28.2

Annualized long-term organic growth rate (1)	4.7%	5.3%	5.6%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Second Quarter Highlights:

Financial Results	Q2-25		Q1-25		Q2-25 vs. Q1-25	Q2-24		Q2-25 vs. Q2-24
U.S. GAAP Financial Measures
Operating revenues	$1,515.5	m	$1,529.2	m	(0.9)%	$1,483.3	m	2.2%
Operating income	$214.2	m	$277.3	m	(22.8)%	$206.8	m	3.6%
Operating margin	14.1%		18.1%			13.9%
Net income/(loss) attributable to Invesco Ltd.	($12.5	m)	$171.1	m	N/A	$132.2	m	N/A
Diluted EPS	($0.03)		$0.38		N/A	$0.29		N/A

Adjusted Financial Measures (1)
Net revenues	$1,104.6	m	$1,108.7	m	(0.4)%	$1,085.8	m	1.7%
Adjusted operating income	$344.4	m	$349.5	m	(1.5)%	$335.3	m	2.7%
Adjusted operating margin	31.2%		31.5%			30.9%
Adjusted net income attributable to Invesco Ltd.	$165.2	m	$200.5	m	(17.6)%	$196.2	m	(15.8)%
Adjusted diluted EPS	$0.36		$0.44		(18.2)%	$0.43		(16.3)%

Assets Under Management
Ending AUM	$2,001.4	bn	$1,844.8	bn	8.5%	$1,715.8	bn	16.6%
Average AUM	$1,897.4	bn	$1,880.8	bn	0.9%	$1,669.3	bn	13.7%

Headcount	8,407		8,495		(1.0)%	8,536		(1.5)%
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Second Quarter 2025 compared to First Quarter 2025

Operating revenues and expenses: Operating revenues decreased $13.7 million in the second quarter of 2025 compared to the first quarter. Investment management fees increased $0.6 million. After allowing for foreign exchange movements, Investment management fees decreased $18.8 million primarily due to the impacts of secular shifts in client demand which have altered our asset mix and the impact of market volatility in the beginning of the quarter, partially offset by an additional day in the quarter. Service and distribution fees decreased $7.1 million primarily due to lower average AUM to which the fees apply partially offset by an additional day in the quarter. Performance fees were $2.6 million for the quarter. Other revenues decreased $6.3 million as a result of lower transaction fees.

Operating expenses increased $49.4 million in the second quarter of 2025 compared to the first quarter. Third-party distribution, service and advisory costs decreased $8.3 million primarily due to a decrease in pass-through service and distribution costs due to lower average AUM to which the fees apply, partially offset by changes in foreign exchange rates. Employee compensation expense increased $45.8 million primarily due to a $29.3 million increase in expense related to the mark-to-market on deferred compensation liabilities, $16.9 million of severance expense related to the reorganization of the fundamental equities investment teams, and changes in foreign exchange rates. These increases were partially offset by seasonally lower payroll taxes. Marketing expenses increased $6.1 million. Property, office and technology costs increased $4.3 million.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $25.0 million, earned primarily from our China joint venture. Interest and dividend income was $10.5 million earned primarily from cash and cash equivalents and seed capital investments. Interest expense was $20.7 million which includes interest from May 16, 2025 on the new bank term loans that funded the repurchase of the company's preferred stock. Other gains/(losses) were a net gain of $59.7 million, primarily driven by market value changes on deferred compensation and other investments. Other income/(expense) of consolidated investment products (CIP) was a loss of $14.3 million, primarily driven by market losses on the underlying investments held by the funds, partially offset by net interest income earned by CIP.

The effective tax rate was 28.1% in the second quarter of 2025 as compared to 22.5% in the first quarter. The increase in the effective tax rate in the second quarter of 2025 was primarily due to the unfavorable impact of the decrease in net income attributable to non-controlling interests in consolidated entities, the increased impact of unfavorable permanent tax adjustments due to lower pre-tax income, and the favorable resolution of certain income tax matters in the first quarter.

Diluted earnings per common share: Diluted earnings per common share was $(0.03) for the second quarter of 2025 which was negatively impacted by the $159.3 million of costs associated with the repurchase of $1.0 billion of the company's outstanding Series A Preferred Stock.

Second Quarter 2025 compared to Second Quarter 2024

Operating revenues and expenses: Operating revenues increased $32.2 million in the second quarter of 2025 compared to the second quarter of 2024. Investment management fees increased $35.1 million driven by higher average AUM and changes in foreign exchange rates, partially offset by the impacts of secular shifts in client demand which have altered our asset mix. Performance fees decreased $6.1 million.

Operating expenses increased $24.8 million in the second quarter of 2025 compared to the second quarter of 2024. Third-party distribution, service and advisory costs increased $5.3 million primarily due to changes in foreign exchange rates. Employee compensation expenses increased $58.1 million primarily due to a $22.4 million increase in expense related to the mark-to-market on deferred compensation liabilities, $16.9 million of severance expense related to the reorganization of the fundamental equities investment teams, a $13.9 million increase in variable compensation and staff costs, and changes in foreign exchange rates. General and administrative expenses decreased $41.2 million primarily due to the expense related to the settlement of regulatory matters in 2024.

The effective tax rate was 28.1% in the second quarter of 2025 as compared to 24.6% in the second quarter of 2024. The increase in the effective tax rate in the second quarter of 2025 was primarily due to tax rate changes in the jurisdictions in which we operate and the unfavorable impact of the change in the mix of income across tax jurisdictions.

Adjusted(1) Operating Results:

Second Quarter 2025 compared to First Quarter 2025

Net revenues and adjusted operating expenses: Net revenues in the second quarter of 2025 decreased $4.1 million compared to the first quarter.

Adjusted operating expenses increased $1.0 million compared to the first quarter.

Adjusted operating income decreased $5.1 million compared to the first quarter. Adjusted operating margin decreased to 31.2% from 31.5%.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was a mark-to-market loss of $21.7 million. Interest and dividend income was $12.5 million.

The effective tax rate on adjusted net income was 26.5% in the second quarter of 2025 as compared to 24.4% in the first quarter. The increase in the effective tax rate was primarily due to the unfavorable impact of the change in the mix of income across tax jurisdictions in the second quarter and the favorable resolution of certain income tax matters in the first quarter.

Adjusted diluted earnings per common share was $0.36 for the second quarter.

Second Quarter 2025 compared to Second Quarter 2024

Net revenues and adjusted operating expenses: Net revenues in the second quarter of 2025 increased $18.8 million compared to the second quarter of 2024 driven by higher average AUM and changes in foreign exchange rates, partially offset by the impacts of secular shifts in client demand which have altered our asset mix and lower performance fees.

Adjusted operating expenses in the second quarter of 2025 increased $9.7 million compared to the second quarter of 2024 primarily due to changes in foreign exchange rates.

Adjusted operating income increased $9.1 million compared to the second quarter of 2024. Adjusted operating margin increased to 31.2% from 30.9%.

The effective tax rate on adjusted net income was 26.5% in the second quarter of 2025 as compared to 22.1% in the second quarter of 2024. The increase in the effective tax rate was primarily due to tax rate changes in the jurisdictions in which we operate and the unfavorable impact of the change in the mix of income across tax jurisdictions.

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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $922.7 million at June 30, 2025 ($821.7 million as of March 31, 2025).

Debt: $1,883.9 million at June 30, 2025 ($964.8 million at March 31, 2025) which includes $1.0 billion of floating rate 3-year and 5-year bank term loans used to fund the repurchase of $1.0 billion of the the company's Series A Preferred Stock on May 16, 2025. The company also renegotiated its Revolving credit agreement, increasing capacity from $2.0 billion to $2.5 billion and extending the maturity date to May 2030. The balance on the Revolving credit agreement was zero as of June 30, 2025.

Common share repurchases: During the second quarter of 2025, the company repurchased 1.7 million common shares for $25 million in the open market.

Preferred stock repurchase: On May 16, 2025, the company repurchased $1.0 billion of the $4 billion of outstanding Series A Preferred Stock.

Common shares outstanding (end of period): 446.0 million

Diluted common shares outstanding (end of period): 454.5 million

Dividends paid: $95.2 million (common); $56.6 million (preferred)

Common dividends declared: The company is announcing a second quarter cash dividend of $0.21 per share to holders of common shares. The dividend is payable on September 2, 2025, to common shareholders of record at the close of business on August 14, 2025, with an ex-dividend date of August 14, 2025.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from June 1, 2025 through August 31, 2025. The preferred dividend is payable on September 1, 2025.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $2.0 trillion in assets on behalf of clients worldwide as of June 30, 2025. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, July 22, 2025, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Thursday, Aug 7, 2025 by calling 1-866-360-7726 for U.S. and Canadian callers or 1-203-369-0178 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events including wars, global trade tensions, tariffs, natural disasters and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-25	Q1-25	% Change	Q2-24	% Change
Operating revenues:
Investment management fees	$1,100.9	$1,100.3	0.1%	$1,065.8	3.3%
Service and distribution fees	363.8	370.9	(1.9)%	361.6	0.6%
Performance fees	2.6	3.5	(25.7)%	8.7	(70.1)%
Other	48.2	54.5	(11.6)%	47.2	2.1%
Total operating revenues	1,515.5	1,529.2	(0.9)%	1,483.3	2.2%
Operating expenses:
Third-party distribution, service and advisory	500.7	509.0	(1.6)%	495.4	1.1%
Employee compensation	510.4	464.6	9.9%	452.3	12.8%
Marketing	23.1	17.0	35.9%	20.6	12.1%
Property, office and technology	118.2	113.9	3.8%	116.4	1.5%
General and administrative	139.2	137.3	1.4%	180.4	(22.8)%
Amortization of intangible assets	9.7	10.1	(4.0)%	11.4	(14.9)%
Total operating expenses	1,301.3	1,251.9	3.9%	1,276.5	1.9%
Operating income	214.2	277.3	(22.8)%	206.8	3.6%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	25.0	19.6	27.6%	13.9	79.9%
Interest and dividend income	10.5	11.3	(7.1)%	11.0	(4.5)%
Interest expense	(20.7)	(13.1)	58.0%	(16.3)	27.0%
Other gains/(losses), net	59.7	(24.3)	N/A	3.6	1,558.3%
Other income/(expense) of CIP, net	(14.3)	74.1	N/A	40.9	N/A
Income before income taxes	274.4	344.9	(20.4)%	259.9	5.6%
Income tax provision	(77.0)	(77.6)	(0.8)%	(64.0)	20.3%
Net income	197.4	267.3	(26.2)%	195.9	0.8%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	6.0	(37.0)	N/A	(4.5)	N/A
Less: Dividends declared on preferred shares	(56.6)	(59.2)	(4.4)%	(59.2)	(4.4)%
Less: Cost of preferred share repurchase	(159.3)	—	N/A	—	N/A
Net income/(loss) attributable to Invesco Ltd.	$(12.5)	$171.1	N/A	$132.2	N/A

Earnings per common share:
---basic	($0.03)	$0.38	N/A	$0.29	N/A
---diluted	($0.03)	$0.38	N/A	$0.29	N/A

Average common shares outstanding:
---basic	453.8	452.9	0.2%	455.5	(0.4)%
---diluted	455.2	454.0	0.3%	456.1	(0.2)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: Net revenues (and by calculation, Net revenue yield on AUM), Adjusted operating income, Adjusted operating margin, Adjusted net income attributable to Invesco Ltd., and Adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are Operating revenues (and by calculation, gross revenue yield on AUM), Operating income, Operating margin, Net income attributable to Invesco Ltd., and Diluted EPS.

The following are reconciliations of Operating revenues, Operating income (and by calculation, operating margin), and Net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of Net revenues, Adjusted operating income (and by calculation, Adjusted operating margin), and Adjusted net income attributable to Invesco Ltd. (and by calculation, Adjusted diluted EPS). In addition, a reconciliation of Adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP Operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

(in millions)	Q2-25	Q1-25	Q2-24
Operating revenues, U.S. GAAP basis	$1,515.5	$1,529.2	$1,483.3
Revenue adjustments (1)
Investment management fees	(211.8)	(209.0)	(203.8)
Service and distribution fees	(252.7)	(259.6)	(253.5)
Other	(36.2)	(40.4)	(38.1)
Total revenue adjustments	(500.7)	(509.0)	(495.4)
Invesco Great Wall (2)	79.2	78.2	86.1
CIP (3)	10.6	10.3	11.8
Net revenues	$1,104.6	$1,108.7	$1,085.8

Reconciliation of Operating income to Adjusted operating income:

(in millions)	Q2-25	Q1-25	Q2-24
Operating income, U.S. GAAP basis	$214.2	$277.3	$206.8
Invesco Great Wall (2)	49.9	40.3	44.3
CIP (3)	15.9	21.5	15.7
Amortization of intangible assets (4)	9.7	10.1	11.4
Compensation expense related to market valuation changes in deferred compensation liabilities (5)	29.8	0.3	7.1
Severance (6)	16.9	—	—
Software impairment (7)	8.0	—	—
General and administrative (8)	—	—	50.0
Adjusted operating income	$344.4	$349.5	$335.3

Operating margin (9)	14.1%	18.1%	13.9%
Adjusted operating margin (10)	31.2%	31.5%	30.9%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

(in millions)	Q2-25	Q1-25	Q2-24
Net income/(loss) attributable to Invesco Ltd., U.S. GAAP basis	$(12.5)	$171.1	$132.2
Adjustments (excluding tax):
Amortization of intangible assets (4)	9.7	10.1	11.4
Deferred compensation net market valuation changes (5)	(19.0)	20.1	5.3
Severance (6)	16.9	—	—
Software impairment (7)	8.0	—	—
General and administrative (8)	—	—	50.0
Total adjustments excluding tax	$15.6	$30.2	$66.7
Tax adjustment for amortization of intangible assets and goodwill (11)	4.0	4.1	4.4
Other tax effects of adjustments above	(1.2)	(4.9)	(7.1)
Cost of preferred stock repurchase (12)	159.3	—	—
Adjusted net income attributable to Invesco Ltd.	$165.2	$200.5	$196.2

Average common shares outstanding - diluted	455.2	454.0	456.1
Diluted EPS	($0.03)	$0.38	$0.29
Adjusted diluted EPS (13)	$0.36	$0.44	$0.43

Reconciliation of Operating expenses to Adjusted operating expenses:

(in millions)	Q2-25	Q1-25	Q2-24
Operating expenses, U.S. GAAP basis	$1,301.3	$1,251.9	$1,276.5
Invesco Great Wall (2)	29.3	37.9	41.8
Third-party distribution, service and advisory expenses	(500.7)	(509.0)	(495.4)
CIP (3)	(5.3)	(11.2)	(3.9)
Amortization of intangible assets (4)	(9.7)	(10.1)	(11.4)
Compensation expense related to market valuation changes in deferred compensation liabilities (5)	(29.8)	(0.3)	(7.1)
Severance (6)	(16.9)	—	—
Software impairment (7)	(8.0)	—	—
General and administrative (8)	—	—	(50.0)
Adjusted operating expenses	$760.2	$759.2	$750.5

Employee compensation, U.S. GAAP basis	$510.4	$464.6	$452.3
Invesco Great Wall (2)	17.2	26.0	30.8
Compensation expense related to market valuation changes in deferred compensation liabilities (5)	(29.8)	(0.3)	(7.1)
Severance (6)	(16.9)	—	—
Adjusted employee compensation	$480.9	$490.3	$476.0

Marketing, U.S. GAAP basis	$23.1	$17.0	$20.6
Invesco Great Wall (2)	3.2	3.0	2.2
Adjusted marketing	$26.3	$20.0	$22.8

Property, office and technology, U.S. GAAP basis	$118.2	$113.9	$116.4
Invesco Great Wall (2)	4.3	4.2	4.5
Software impairment (7)	(8.0)	—	—
Adjusted property, office and technology	$114.5	$118.1	$120.9

General and administrative, U.S. GAAP basis	$139.2	$137.3	$180.4
Invesco Great Wall (2)	4.6	4.7	4.3
CIP (3)	(5.3)	(11.2)	(3.9)
Regulatory matters (8)	—	—	(50.0)
Adjusted general and administrative	$138.5	$130.8	$130.8

Amortization of intangible assets, U.S. GAAP basis	$9.7	$10.1	$11.4
Amortization of intangible assets (4)	(9.7)	(10.1)	(11.4)
Adjusted amortization of intangible assets	$—	$—	$—

(1)    Revenue adjustments: The company calculates Net revenues by reducing Operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The Net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates Net revenue yield on AUM, which is equal to Net revenues divided by Average AUM during the reporting period, as an indicator of the Net revenues we receive for each dollar of AUM we manage.
Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.
(2)    Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to the noncontrolling interests.
(3)    CIP: The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust Operating revenues and Operating income for the impact of CIP in calculating the respective Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin).
(4)    Amortization of intangible assets: The company removes amortization related to acquired assets in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.
(5)     Market valuation changes related to deferred compensation plan liabilities: Certain deferred compensation plan awards provide a return to the employee linked to the appreciation (depreciation) of specified investments. The company economically hedges the exposure to market movements on these deferred compensation liabilities. Since these liabilities are economically hedged, the company believes it is useful to remove the market movements related to the deferred compensation plan liabilities from the calculation of Adjusted operating income (and by calculation, Adjusted operating margin) and to remove the net impact of the economic hedge from the calculation of Adjusted net income (and by calculation, Adjusted diluted EPS) to produce results that will be more comparable period to period.
(6)    Severance: In the second quarter of 2025, the company removed the severance expense related to the reorganization of its fundamental equities investment teams. The company removed this expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS, as this will aid comparability of our results period to period and aid comparability with peer companies that may not have similar reorganization related charges.
(7)    Software impairment: In the second quarter of 2025, the company removed the non-cash software impairment related to a strategic change in our fixed income investment platform. The company removed the expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS as this will aid comparability of our results period to period.
(8)    General and administrative: In 2024, the company removed the expense related to the settlement of regulatory matters. Due to the non-recurring nature of this item, the company removed the expense in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS as this will aid comparability of our results period to period.
(9)    Operating margin is equal to Operating income divided by Operating revenues.
(10)    Adjusted operating margin is equal to Adjusted operating income divided by Net revenues.
(11)    Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in Adjusted net income. The company believes it is useful to include this tax benefit in arriving at the Adjusted diluted EPS measure.
(12) Cost of preferred stock repurchase: In the second quarter of 2025, the company repurchased $1.0 billion of the company’s outstanding Series A Preferred Stock held by MassMutual. The company removed the cost associated with the repurchase from the calculation of Adjusted net income (and by calculation, Adjusted diluted EPS) as this will aid comparability of our results period to period and aid comparability with peer companies that may not have similar repurchase related charges.
(13)    Adjusted diluted EPS is equal to Adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.

Invesco Ltd.
Assets Under Management

	Three Months Ended				Six Months Ended
(in billions)	June 30, 2025	March 31, 2025	% Change	June 30, 2024	June 30, 2025	June 30, 2024	% Change
Beginning Assets	$1,844.8	$1,846.0	(0.1)%	$1,662.7	$1,846.0	$1,585.3	16.4%
Long-term inflows	118.7	122.0	(2.7)%	97.8	240.7	178.1	35.1%
Long-term outflows	(103.1)	(104.4)	(1.2)%	(81.1)	(207.5)	(155.1)	33.8%
Net long-term flows	15.6	17.6	(11.4)%	16.7	33.2	23.0	44.3%
Net flows in non-management fee earning AUM (a)	2.8	5.0	(44.0)%	6.6	7.8	16.1	(51.6)%
Net flows in money market funds	(3.2)	10.0	N/A	4.9	6.8	5.6	21.4%
Total net flows	15.2	32.6	(53.4)%	28.2	47.8	44.7	6.9%
Reinvested distributions	1.0	1.0	—%	1.4	2.0	2.5	(20.0)%
Market gains and losses	126.4	(42.2)	N/A	27.4	84.2	95.4	(11.7)%
Foreign currency translation	14.0	7.4	89.2%	(3.9)	21.4	(12.1)	N/A
Ending Assets	$2,001.4	$1,844.8	8.5%	$1,715.8	$2,001.4	$1,715.8	16.6%

Ending long-term AUM	$1,415.3	$1,311.2	7.9%	$1,221.7	$1,415.3	$1,221.7	15.8%
Average long-term AUM	$1,343.8	$1,326.8	1.3%	$1,200.5	$1,335.3	$1,182.3	12.9%
Average AUM	$1,897.4	$1,880.8	0.9%	$1,669.3	$1,889.1	$1,641.2	15.1%
Average QQQ AUM	$319.2	$320.0	(0.3)%	$263.8	$319.6	$255.0	25.3%

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
By investment approach: (in billions)	Active(k)	Passive(k)	Active(k)	Passive(k)
Beginning Assets	$1,041.3	$803.5	$1,026.5	$819.5
Long-term inflows	59.6	59.1	120.2	120.5
Long-term outflows	(55.8)	(47.3)	(114.9)	(92.6)
Net long-term flows	3.8	11.8	5.3	27.9
Net flows in non-management fee earning AUM (a)	—	2.8	—	7.8
Net flows in money market funds	(3.2)	—	6.8	—
Total net flows	0.6	14.6	12.1	35.7
Reinvested distributions	1.0	—	2.0	—
Market gains and losses	33.4	93.0	29.3	54.9
Foreign currency translation	11.2	2.8	17.6	3.8
Ending Assets	$1,087.5	$913.9	$1,087.5	$913.9

Average AUM	$1,053.9	$843.5	$1,048.5	$840.6

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$1,237.2	$607.6	$1,265.6	$580.4
Long-term inflows	85.2	33.5	171.6	69.1
Long-term outflows	(76.1)	(27.0)	(150.6)	(56.9)
Net long-term flows	9.1	6.5	21.0	12.2
Net flows in non-management fee earning AUM (a)	3.2	(0.4)	8.6	(0.8)
Net flows in money market funds	(0.9)	(2.3)	2.9	3.9
Total net flows	11.4	3.8	32.5	15.3
Reinvested distributions	0.9	0.1	1.9	0.1
Market gains and losses	115.4	11.0	71.8	12.4
Transfer	—	—	(9.5)	9.5
Foreign currency translation	5.8	8.2	8.4	13.0
Ending Assets	$1,370.7	$630.7	$1,370.7	$630.7

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management (continued)

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$1,293.6	$275.5	$275.7	$1,315.5	$270.2	$260.3
Long-term inflows	60.0	35.9	22.8	119.0	69.7	52.0
Long-term outflows	(60.8)	(26.1)	(16.2)	(116.8)	(60.3)	(30.4)
Net long-term flows	(0.8)	9.8	6.6	2.2	9.4	21.6
Net flows in non-management fee earning AUM (a)	2.7	0.7	(0.6)	11.6	1.7	(5.5)
Net flows in money market funds	(3.2)	0.8	(0.8)	5.2	2.4	(0.8)
Total net flows	(1.3)	11.3	5.2	19.0	13.5	15.3
Reinvested distributions	0.8	—	0.2	1.8	—	0.2
Market gains and losses	101.9	5.1	19.4	58.5	4.2	21.5
Foreign currency translation	1.5	5.2	7.3	1.7	9.2	10.5
Ending Assets	$1,396.5	$297.1	$307.8	$1,396.5	$297.1	$307.8

	Three Months Ended June 30, 2025
By investment capability (b): (in billions)	ETFs and Index (c)	Fundamental Fixed Income (d)	Fundamental Equities (e)	Private Markets (f)	China JV & India (g)	Multi-Asset/Other (h)	Global Liquidity (i)	QQQ (j)
Beginning Assets	$491.0	$291.9	$262.8	$131.3	$111.0	$59.4	$200.2	$297.2
Long-term inflows	47.7	23.9	11.7	7.5	24.6	3.3	—	—
Long-term outflows	(35.1)	(21.1)	(15.3)	(9.8)	(19.0)	(2.8)	—	—
Net long-term flows	12.6	2.8	(3.6)	(2.3)	5.6	0.5	—	—
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	(0.3)	—	3.1
Net flows in money market funds	—	—	—	—	0.7	—	(3.9)	—
Total net flows	12.6	2.8	(3.6)	(2.3)	6.3	0.2	(3.9)	3.1
Reinvested distributions	—	0.5	0.2	0.2	—	0.1	—	—
Market gains and losses	40.6	2.9	26.0	0.2	1.6	2.8	(0.1)	52.4
Foreign currency translation	2.7	3.5	2.9	1.8	1.3	1.6	0.2	—
Ending Assets	$546.9	$301.6	$288.3	$131.2	$120.2	$64.1	$196.4	$352.7

Average AUM	$509.7	$297.5	$268.9	$129.3	$113.7	$61.5	$197.6	$319.2

	Six Months Ended June 30, 2025
By investment capability (b): (in billions)	ETFs and Index (c)	Fundamental Fixed Income (d)	Fundamental Equities (e)	Private Markets (f)	China JV & India (g)	Multi-Asset/Other (h)	Global Liquidity (i)	QQQ (j)
Beginning Assets	$484.9	$279.1	$276.7	$129.6	$106.3	$59.1	$191.4	$318.9
Long-term inflows	99.8	47.6	23.2	15.4	48.8	5.9	—	—
Long-term outflows	(70.9)	(36.8)	(33.8)	(18.5)	(41.0)	(6.5)	—	—
Net long-term flows	28.9	10.8	(10.6)	(3.1)	7.8	(0.6)	—	—
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	(0.4)	—	8.2
Net flows in money market funds	—	—	—	—	2.2	—	4.6	—
Total net flows	28.9	10.8	(10.6)	(3.1)	10.0	(1.0)	4.6	8.2
Reinvested distributions	—	1.0	0.4	0.4	—	0.1	0.1	—
Market gains and losses	29.7	4.6	17.2	1.5	2.1	3.5	—	25.6
Foreign currency translation	3.4	6.1	4.6	2.8	1.8	2.4	0.3	—
Ending Assets	$546.9	$301.6	$288.3	$131.2	$120.2	$64.1	$196.4	$352.7

Average AUM	$505.6	$290.8	$272.7	$130.9	$110.8	$60.7	$198.0	$319.6

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active (k)

	Three Months Ended				Six Months Ended
(in billions)	June 30, 2025	March 31, 2025	% Change	June 30, 2024	June 30, 2025	June 30, 2024	% Change
Beginning Assets	$1,041.3	$1,026.5	1.4%	$995.7	$1,026.5	$985.3	4.2%
Long-term inflows	59.6	60.6	(1.7)%	49.7	120.2	92.1	30.5%
Long-term outflows	(55.8)	(59.1)	(5.6)%	(47.4)	(114.9)	(96.9)	18.6%
Net long-term flows	3.8	1.5	153.3%	2.3	5.3	(4.8)	N/A
Net flows in money market funds	(3.2)	10.0	N/A	4.9	6.8	5.6	21.4%
Total net flows	0.6	11.5	(94.8)%	7.2	12.1	0.8	1,412.5%
Reinvested distributions	1.0	1.0	—%	1.4	2.0	2.5	(20.0)%
Market gains and losses	33.4	(4.1)	N/A	2.9	29.3	25.4	15.4%
Foreign currency translation	11.2	6.4	75.0%	(3.9)	17.6	(10.7)	N/A
Ending Assets	$1,087.5	$1,041.3	4.4%	$1,003.3	$1,087.5	$1,003.3	8.4%

Average long-term AUM	$829.1	$818.8	1.3%	$798.9	$823.9	$793.3	3.9%
Average AUM	$1,053.9	$1,043.1	1.0%	$994.6	$1,048.5	$987.8	6.1%

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$513.6	$527.7	$517.5	$509.0
Long-term inflows	30.9	28.7	62.5	57.7
Long-term outflows	(34.2)	(21.6)	(68.1)	(46.8)
Net long-term flows	(3.3)	7.1	(5.6)	10.9
Net flows in money market funds	(0.9)	(2.3)	2.9	3.9
Total net flows	(4.2)	4.8	(2.7)	14.8
Reinvested distributions	0.9	0.1	1.9	0.1
Market gains and losses	28.6	4.8	21.1	8.2
Transfer	—	—	(0.8)	0.8
Foreign currency translation	4.1	7.1	6.0	11.6
Ending Assets	$543.0	$544.5	$543.0	$544.5

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$695.0	$212.5	$133.8	$698.2	$207.4	$120.9
Long-term inflows	22.8	25.2	11.6	45.8	47.5	26.9
Long-term outflows	(30.3)	(17.1)	(8.4)	(59.8)	(39.2)	(15.9)
Net long-term flows	(7.5)	8.1	3.2	(14.0)	8.3	11.0
Net flows in money market funds	(3.2)	0.8	(0.8)	5.2	2.4	(0.8)
Total net flows	(10.7)	8.9	2.4	(8.8)	10.7	10.2
Reinvested distributions	0.8	—	0.2	1.8	—	0.2
Market gains and losses	23.2	3.2	7.0	16.9	3.0	9.4
Foreign currency translation	1.3	3.9	6.0	1.5	7.4	8.7
Ending Assets	$709.6	$228.5	$149.4	$709.6	$228.5	$149.4

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive (k)

	Three Months Ended				Six Months Ended
(in billions)	June 30, 2025	March 31, 2025	% Change	June 30, 2024	June 30, 2025	June 30, 2024	% Change
Beginning Assets	$803.5	$819.5	(2.0)%	$667.0	$819.5	$600.0	36.6%
Long-term inflows	59.1	61.4	(3.7)%	48.1	120.5	86.0	40.1%
Long-term outflows	(47.3)	(45.3)	4.4%	(33.7)	(92.6)	(58.2)	59.1%
Net long-term flows	11.8	16.1	(26.7)%	14.4	27.9	27.8	0.4%
Net flows in non-management fee earning AUM (a)	2.8	5.0	(44.0)%	6.6	7.8	16.1	(51.6)%
Total net flows	14.6	21.1	(30.8)%	21.0	35.7	43.9	(18.7)%
Market gains and losses	93.0	(38.1)	N/A	24.5	54.9	70.0	(21.6)%
Foreign currency translation	2.8	1.0	180.0%	—	3.8	(1.4)	N/A
Ending Assets	$913.9	$803.5	13.7%	$712.5	$913.9	$712.5	28.3%

Average long-term AUM	$514.7	$508.0	1.3%	$401.6	$511.4	$389.0	31.5%
Average AUM	$843.5	$837.7	0.7%	$674.7	$840.6	$653.4	28.7%
Average QQQ AUM	$319.2	$320.0	(0.3)%	$263.8	$319.6	$255.0	25.3%

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$723.6	$79.9	$748.1	$71.4
Long-term inflows	54.3	4.8	109.1	11.4
Long-term outflows	(41.9)	(5.4)	(82.5)	(10.1)
Net long-term flows	12.4	(0.6)	26.6	1.3
Net flows in non-management fee earning AUM (a)	3.2	(0.4)	8.6	(0.8)
Total net flows	15.6	(1.0)	35.2	0.5
Market gains and losses	86.8	6.2	50.7	4.2
Transfer	—	—	(8.7)	8.7
Foreign currency translation	1.7	1.1	2.4	1.4
Ending Assets	$827.7	$86.2	$827.7	$86.2

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$598.6	$63.0	$141.9	$617.3	$62.8	$139.4
Long-term inflows	37.2	10.7	11.2	73.2	22.2	25.1
Long-term outflows	(30.5)	(9.0)	(7.8)	(57.0)	(21.1)	(14.5)
Net long-term flows	6.7	1.7	3.4	16.2	1.1	10.6
Net flows in non-management fee earning AUM (a)	2.7	0.7	(0.6)	11.6	1.7	(5.5)
Total net flows	9.4	2.4	2.8	27.8	2.8	5.1
Market gains and losses	78.7	1.9	12.4	41.6	1.2	12.1
Foreign currency translation	0.2	1.3	1.3	0.2	1.8	1.8
Ending Assets	$686.9	$68.6	$158.4	$686.9	$68.6	$158.4

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)Investment capabilities are descriptive groupings of AUM by investment strategy.

(c)ETFs and Index includes ETFs and Indexed Strategies and excludes Invesco QQQ Trust.

(d)Fundamental Fixed Income includes Fixed Income products, including certain ETFs managed within this capability.

(e)Fundamental Equities includes Equity products.

(f)    Private Markets includes Private Credit and Real Estate investments comprised primarily of Real Estate, CLOs, Private Credit and listed real assets, including certain ETFs managed within this capability.

(g)    Beginning in the first quarter of 2025, products managed by Invesco Great Wall and Invesco Asset Management (India) Private Limited are included in the newly defined China JV & India investment capability. Other products previously categorized under the APAC Managed investment capability are included in the other investment capabilities based on their investment strategies. Beginning assets as of January 1, 2025 reflect the current period presentation.

(h)    Multi-Asset/Other includes Global Asset Allocation, Invesco Quantitative Strategies, Global Targeted Returns, Solutions, Intelliflo, and UITs, including certain ETFs managed within this capability.

(i)    Global Liquidity is comprised mainly of Money Market funds.

(j)    QQQ represents assets held within Invesco QQQ Trust.

(k)    Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Supplemental Information (1)

	For the three months ended June 30, 2025			For the three months ended June 30, 2024
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,873.4	$(1,051.7)	$821.7	$1,425.5	$(529.8)	$895.7
Cash flows from operating activities	547.9	(79.2)	468.7	489.1	(60.0)	429.1
Cash flows from investing activities	(275.4)	277.3	1.9	344.7	(263.1)	81.6
Cash flows from financing activities	(724.8)	316.2	(408.6)	(711.7)	189.0	(522.7)
Increase/(decrease) in cash and cash equivalents	(452.3)	514.3	62.0	122.1	(134.1)	(12.0)
Foreign exchange movement on cash and cash equivalents	70.8	(31.8)	39.0	(6.3)	1.1	(5.2)
Cash and cash equivalents, end of the period	$1,491.9	$(569.2)	$922.7	$1,541.3	$(662.8)	$878.5

	For the six months ended June 30, 2025			For the six months ended June 30, 2024
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,496.0	$(509.5)	$986.5	$1,931.6	$(462.4)	$1,469.2
Cash flows from operating activities	463.3	(96.8)	366.5	434.7	(112.3)	322.4
Cash flows from investing activities	(367.4)	407.1	39.7	57.4	(26.3)	31.1
Cash flows from financing activities	(195.5)	(333.9)	(529.4)	(860.0)	(64.9)	(924.9)
Increase/(decrease) in cash and cash equivalents	(99.6)	(23.6)	(123.2)	(367.9)	(203.5)	(571.4)
Foreign exchange movement on cash and cash equivalents	95.5	(36.1)	59.4	(22.4)	3.1	(19.3)
Cash and cash equivalents, end of the period	$1,491.9	$(569.2)	$922.7	$1,541.3	$(662.8)	$878.5

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions.

Invesco Ltd.
Supplemental Information(1)

	June 30, 2025			December 31, 2024
Balance Sheet information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
ASSETS
Cash and cash equivalents	$922.7	$—	$922.7	$986.5	$—	$986.5
Investments	1,128.7	385.1	1,513.8	1,240.0	401.4	1,641.4
Goodwill and intangible assets, net	14,334.6	—	14,334.6	14,067.4	—	14,067.4
Other assets (2)	2,437.0	10.5	2,447.5	2,340.5	11.1	2,351.6
Investments and other assets of CIP (3)	9,673.9	(9,673.9)	—	8,374.5	(8,374.5)	—
Total assets	$28,496.9	$(9,278.3)	$19,218.6	$27,008.9	$(7,962.0)	$19,046.9
LIABILITIES
Debt	$1,883.9	$—	$1,883.9	$890.6	$—	$890.6
Other Liabilities (4)	3,461.6	—	3,461.6	3,596.4	—	3,596.4
Debt and other liabilities of CIP	8,192.5	(8,192.5)	—	6,853.1	(6,853.1)	—
Total liabilities	$13,538.0	$(8,192.5)	$5,345.5	$11,340.1	$(6,853.1)	$4,487.0
EQUITY
Total equity attributable to Invesco Ltd.	$13,873.1	$—	$13,873.1	$14,559.9	$—	$14,559.9
Noncontrolling interests (5)	1,085.8	(1,085.8)	—	1,108.9	(1,108.9)	—
Total equity	14,958.9	(1,085.8)	13,873.1	15,668.8	(1,108.9)	14,559.9
Total liabilities and equity	$28,496.9	$(9,278.3)	$19,218.6	$27,008.9	$(7,962.0)	$19,046.9

(1)    This table includes non-GAAP presentations. Assets of CIP are not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt.

(2)     Amounts include Accounts receivable, Property, equipment and software, and Other assets.

(3)    Amounts include Cash and cash equivalents of CIP.

(4)    Amounts include Accrued compensation and benefits, Accounts payable and accrued expenses, and Deferred tax liabilities.

(5)    Amounts include Redeemable noncontrolling interests in consolidated entities and Equity attributable to nonredeemable noncontrolling interests in consolidated entities.